As filed with the Securities and Exchange Commission on November 3, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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PZENA INVESTMENT MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-899751
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

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320 Park Avenue
New York, New York 10022
(Address of principal executive offices)

__________________

Jessica R. Doran
Chief Financial Officer
Pzena Investment Management, Inc.
320 Park Avenue, New York, New York 10022
Telephone: (212) 355-1600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies all correspondence to:

Joan F. Berger
General Counsel
Pzena Investment Management, Inc.
320 Park Avenue, New York, New York 10022
Telephone: (212) 355-1600

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Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A common stock, par value $0.01 per share	4,116,084	$11.90	$48,981,399.60	$6,098.18

(1)
This Registration Statement registers 4,116,084 shares of Class A common stock, par value $0.01 per share of Pzena Investment Management, Inc. (“Common Stock”) issuable upon exchange of an equivalent number of Class B units of Pzena Investment Management, LLC. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of Common Stock that may become issuable by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction.

(2)
Computed in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low sales prices of Common Stock as reported on the New York Stock Exchange on November 2, 2017.

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED November 3, 2017

PROSPECTUS

Up to 4,116,084 Shares of Class A Common Stock

Pzena Investment Management, Inc. may issue from time to time up to 4,116,084 shares of its Class A common stock, par value $0.01 per share (“Common Stock”) to holders of Class B units (“Class B Units”) of Pzena Investment Management, LLC upon exchange of an equal number of Class B Units previously granted pursuant to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan. We are organized under the laws of the State of Delaware and act as the sole managing member of Pzena Investment Management, LLC, a Delaware limited liability company.

The registration statement of which this prospectus is a part only registers the issuance of up to 4,116,084 shares of our Common Stock upon the exchange by the holders of the equivalent number of Class B Units. Any future resales by these holders of the shares received upon exchange may be made pursuant to an available exemption from registration under the Securities Act or a registration statement covering a secondary offering by these holders.

The registration of these shares does not necessarily mean that any holders will exchange their Class B Units, which exchanges are subject to the restrictions set forth in the Amended and Restated Operating Agreement of Pzena Investment Management, LLC dated as of October 30, 2007, as amended.  We will not receive any cash proceeds from the issuance of any of our shares of Common Stock upon an exchange of Class B Units, but we will acquire the Class B Units exchanged for shares of our Common Stock that we issue to an exchanging holder.

Our Common Stock is traded on the New York Stock Exchange under the symbol “PZN.” On  November 2, 2017, the New York Stock Exchange official closing price of our Common Stock was $12.09 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus to read about factors you should consider before buying our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November , 2017

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. We are only offering to issue, and only seeking offers to acquire, the shares of Common Stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus or of any sale of the shares.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

PZENA INVESTMENT MANAGEMENT, INC.

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms “we” or “us” refer to Pzena Investment Management, Inc. and its subsidiaries.

Overview

Pzena Investment Management, Inc. was formed in 2007 and is the sole managing member of Pzena Investment Management, LLC, which is our operating company. Founded in 1995, Pzena Investment Management, LLC is a value-oriented investment management company. We believe that we have established a positive, team-oriented culture that enables us to attract and retain highly qualified people. Since our inception we have built a diverse, global client base of respected and sophisticated institutional investors, select third-party distributed mutual funds for which we act as sub-investment adviser, and funds for which we act as investment adviser.

Company Information

Our principal executive office is located at 320 Park Avenue, New York, New York 10022 and our main telephone number is (212) 355-1600. Our website address is www.pzena.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should consider carefully the risk factors described in “Part I-Item 1A-Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Common Stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations, or forecasts, of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on our views, plans, estimates, and expectations. Potentially inaccurate assumptions could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in Item 1A, “Risk Factors” in Part I of our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, which is incorporated by reference herein, as such information may be amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the periodic and other reports we will file from time to time with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus.

Forward-looking statements include, but are not limited to, statements about:

our ability to respond to global economic, market, business and geopolitical conditions;
our anticipated future results of operations and operating cash flows;
our successful formulation and execution of business strategies and investment policies;
our financing plans and the availability of short- or long-term borrowing, or equity financing;
our competitive position and the effects of competition on our business;

our ability to identify and capture potential growth opportunities available to us;
the effective recruitment and retention of key executives and employees;
our expected levels of compensation for our employees;
our potential operating performance, achievements, efficiency, and cost reduction efforts;
our expected tax rate;
changes in interest rates;
our expectation with respect to the economy, capital markets, the market for asset management services and other industry trends; and
the impact of future legislation and regulation, and changes in existing legislation and regulation, on our business.

The reports that we file with the SEC, accessible on the SEC’s website at www.sec.gov, identify additional factors that can affect forward-looking statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of any shares of our Common Stock pursuant to this prospectus, but we will acquire the Class B Units exchanged for the shares of our Common Stock that we issue to an exchanging holder.

EXCHANGE OF CLASS B UNITS OF PZENA INVESTMENT MANAGEMENT, LLC

The 4,116,084 shares of Common Stock registered hereby will be issued upon exchange of an equal number of Class B Units which were previously granted to the holder pursuant to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan (the “Plan”). All Class B Units are held subject to the terms and conditions of the Plan and the Operating Agreement described below.

The operating agreement of Pzena Investment Management, LLC, dated as of October 30, 2007 and as amended on March 24, 2010, March 5, 2012, and November 1, 2014 (as amended, the “Operating Agreement”) sets forth certain of the terms and conditions of exchanges of Class B Units for shares of our Common Stock. Pursuant to the Operating Agreement, each holder of Class B Units may exchange its Class B Units for an equivalent number of shares of our Common Stock on a date as determined by Pzena Investment Management, Inc., as the managing member of Pzena Investment Management, LLC, subject to exchange timing and volume limitations and certain other restrictions set forth in the Operating Agreement and the Resale and Registration Rights Agreement, dated October 30, 2007, including, but not limited to the following:

i.	No Class B Unit may be exchanged until the first day after the first anniversary of the date of original issuance of such Class B Unit.

ii.
No holder of a Class B Unit will be entitled to exchange any Class B Unit for a share of Common Stock if such exchange would be prohibited under applicable federal or state securities laws or regulations.

In order to exercise its exchange rights, a holder of a Class B Unit must provide written notice to us that such holder desires to exchange a stated number of Class B Units for an equal number of shares of Common Stock. This written notice must be accompanied by instruments of transfer, in forms satisfactory to us, duly executed by the holder or its duly authorized attorney and transfer tax stamps or funds therefor if such shares will be issued in a name other than that of the holder of the Class B Units exchanged. Delivery of the written notice and instruments of transfer must be made during normal business hours to the principal executive office of Pzena Investment Management, Inc.

PLAN OF DISTRIBUTION

This prospectus relates to the issuance from time to time of up to 4,116,084 shares of our Common Stock to holders of up to an equal number of Class B Units. The shares of Common Stock registered under this prospectus will only be issued to the extent that holders of Class B Units exchange such Class B Units. We will not receive any cash proceeds from the issuance of any of our shares of Common Stock upon an exchange of such Class B Units, but we will acquire the Class B Units exchanged for shares of our Common Stock that we issue to an exchanging holder.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Morgan, Lewis & Bockius LLP.

EXPERTS

The consolidated statements of financial condition of Pzena Investment Management, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference in this prospectus and registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to ‘incorporate by reference’ information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-33761. These reports are available free of charge through our website as soon as reasonably practicable after we electronically file or furnish them to the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov.

Each document or report subsequently filed by us pursuant to Section 13 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. We incorporate by reference the following information that has been filed with the SEC:

our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 13, 2017;
our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 5, 2017, for the quarterly period ended June 30, 2017, filed with the SEC on August 8, 2017, and for the quarterly period ended September 30, 2017, filed with the SEC on November 3, 2017;

our current reports on Form 8-K and 8-K/A filed with the SEC on January 9, 2017, February 7, 2017, February 7, 2017, March, 7, 2017, March 13, 2017, April 7, 2017, April 18, 2017, May 8, 2017, May 24, 2017, June 7, 2017, July 7, 2017, July 18, 2017, July 18, 2017, July 24, 2017, August 7, 2017, September 7, 2017, October 10, 2017 and October 17, 2017; and

description of the Common Stock contained in the our Registration Statement on Form 8-A, filed on October 23, 2007, to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, Joan Berger, at 320 Park Avenue, New York, NY 10022, or by telephone at (212) 355-1600.

SUBJECT TO COMPLETION, DATED November 3, 2017

PROSPECTUS

Up to 4,116,084 Shares of Class A Common Stock

The date of this prospectus is November , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by Pzena Investment Management, Inc. (the “Company”) in connection with the Class A common stock being registered hereby. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$6,098.18
Accounting Fees and Expenses	7,500
Legal Fees and Expenses	15,000
Miscellaneous Expenses	2,000
Total	$30,598.18

Item 15.  Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (“Delaware Law”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, such corporation), by reason of the fact that such person is, or was, an officer, director, employee or agent of such corporation, or is, or was, serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually, and reasonably incurred, by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

 A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by, or in the right of, the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102(b)(7) of Delaware Law, the Company’s Second Amended and Restated Certificate of Incorporation contains a provision to limit the personal liability of its directors’ violations of their fiduciary duty. This provision limits each director’s liability to the Company and its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

The Company maintains directors’ and officers’ liability insurance, which covers directors and officers against certain claims or liabilities arising out of the performance of their duties, and it intends to maintain this insurance in place. In addition, the Company has entered into indemnification agreements with each of its directors. These agreements provide, in general, that the Company indemnify, and pay expenses on behalf of, these persons to the fullest extent permitted by applicable law.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities arising under the Securities Act.

Item 16.  Exhibits.

Exhibit Number	Exhibits
4.1
Form of Certificate for Common Stock (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-143660), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on October 22, 2007)

4.2
Resale and Registration Rights Agreement, dated October 30, 2007, by and among Pzena Investment Management, Inc. and the Holders named on the signature pages thereto (incorporated by reference to Exhibit 4.3 to the Form 10-Q filed by Pzena Investment Management, Inc. on December 5, 2007)

5.1	Opinion of Morgan, Lewis & Bockius LLP (filed herewith)
23.1	Consent of KPMG LLP, independent registered public accounting firm (filed herewith)
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2017.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s / Jessica R. Doran
Name: Jessica R. Doran
Title: Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard S. Pzena and Jessica R. Doran, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated

Signature	Title	Date

/s/ RICHARD S. PZENA Richard S. Pzena	Chairman of the Board of Directors, Chief Executive Officer and Co-Chief Investment Officer (Principal Executive Officer)	November 3, 2017

/s/ JESSICA R. DORAN	Chief Financial Officer and Treasurer	November 3, 2017
Jessica R. Doran	(Principal Financial Officer)

/s/ JOHN P. GOETZ John P. Goetz	Director, President and Co-Chief Investment Officer	November 3, 2017

/s/ WILLIAM L. LIPSEY William L. Lipsey	Director, President and Head of Business Development and Client Services	November 3, 2017

/s/ STEVEN M. GALBRAITH	Director	November 3, 2017
Steven M. Galbraith

/s/ JOEL M. GREENBLATT	Director	November 3, 2017
Joel M. Greenblatt

/s/ RICHARD P. MEYEROWICH	Director	November 3, 2017
Richard P. Meyerowich

/s/ CHARLES D. JOHNSTON	Director	November 3, 2017
Charles D. Johnston